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                                                                   EXHIBIT 10.11

                         MANAGEMENT SERVICES AGREEMENT




         This Agreement is made as of January 16, 1996, effective as of January 1, 1996, by and between NOW Holdings, Inc., a Delaware corporation (the "Company"), and Duff & Phelps/Inverness LLC, a Connecticut limited liability company ("DPI").

         WHEREAS, the Company desires to retain DPI and DPI desires to perform for the Company and its subsidiaries certain services,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. TERM. This Agreement shall be in effect for an initial term of five (5) years commencing on the date hereof (the "Term"), and shall be automatically extended thereafter on a year to year basis unless the Company or DPI provides written notice of its desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof. This Agreement shall terminate at the time that DPI, DPI Oil Service Partners Limited Partnership, DPI Partners I, DPI Partners II and their respective affiliates own in the aggregate less than fifty percent (50%) of the Class A Common Stock and fifty percent (50%) of the Common Stock of the Company owned by them at the closing of the Purchase Agreement dated September 22, 1995 relating to the acquisition of National-Oilwell.

         2. SERVICES. DPI shall perform or cause to be performed such services for the Company and its subsidiaries as directed by the Company's board of directors (the "Board"), which may include, without limitation, the following:

                 (a)      supporting and assisting executive management;

                 (b) identification, support, negotiation and analysis of acquisitions and dispositions by the Company or its subsidiaries;

                 (c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

                 (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

                 (e) assisting the Board of Directors and management in the search and hiring of executives; and
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                 (f)      other services for the Company and its subsidiaries
         upon which the Board and DPI agree.

         3.      ADVISORY FEES AND TRANSACTION FEES.

                 (a) Payment to DPI for services rendered in connection with the performance of services pursuant to this Agreement shall be $1,000,000 per year ("Advisory Fees") plus reasonable out-of-pocket expenses of DPI, payable by the Company on a quarterly basis in advance commencing January 15, 1996.

                 (b) During the term of this Agreement, DPI shall be entitled to receive from the Company a transaction fee in connection with the consummation of each acquisition by the Company of an additional business or disposition by the Company of an existing business in an amount equal to 1% of the aggregate transaction value of such transaction (each such payment, a "Transaction Fee"), which fee shall be in the amount of $1,800,000 in connection with the acquisition of National-Oilwell; provided that, DPI may waive the payment of a Transaction Fee in connection with any acquisition as to which DPI and the Board mutually agree that a Transaction Fee is not appropriate; and further provided, that a Transaction Fee of an aggregate of $1,000,000 shall be paid by the Company to DPI and First Reserve Corporation (to be allocated two-thirds to DPI and one-third to First Reserve) upon the consummation of any transaction with Continental-Emsco or any of its Affiliates that involves at least the drilling, tubular and distribution segments of the Company's business.

                 (c) The timing and the amounts of payments to DPI under this Agreement shall be subject to the terms of the Credit Agreement dated December 29, 1995 between General Electric Capital Corporation, Goldman, Sachs & Co., GECC Capital Markets Group, Inc. and other lenders, National-Oilwell (UK) Limited and a subsidiary of the Company.

         4. PERSONNEL. DPI shall provide and devote to the performance of this Agreement such time and such partners, employees and agents of DPI as DPI shall deem appropriate to the furnishing of the services required.

         5. LIABILITY. Neither DPI nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliate for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of DPI, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

         6. INDEMNITY. The Company and its subsidiaries shall defend, indemnify and hold harmless DPI, its affiliates, partners, employees and agents from and against any and all loss, liability, damage, or expenses arising from any claim (a "Claim") by any person with respect to, or in any way related to, the performance of services contemplated by this Agreement (including




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attorneys' fees) (collectively, "Claims") resulting from any act or omission of
DPI, its affiliates, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by DPI, its affiliates, partners, employees or agents. The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries and DPI, its officers, directors, affiliates, partners, employees or agents or in which DPI, its affiliates, partners, employees or agents may be impleaded with others upon any Claim or Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by DPI, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by DPI, its affiliates, partners, employees or agents, then DPI shall reimburse the Company and its subsidiaries for the costs of defense incurred by the Company and its subsidiaries. THIS INDEMNITY SHALL APPLY EVEN IF A CLAIM WAS SUSTAINED AS A RESULT OF THE SOLE OR CONCURRENT ORDINARY NEGLIGENCE OF DPI, ITS AFFILIATES, PARTNERS, EMPLOYEES OR AGENTS, OR RESULTS FROM THE SOLE OR CONCURRENT LIABILITY OF DPI, ITS
AFFILIATES, PARTNERS, EMPLOYEES OR AGENTS IMPOSED VICARIOUSLY ON DPI, ITS AFFILIATES, PARTNERS, EMPLOYEES OR AGENTS WITHOUT FAULT, OR RESULTS FROM SOLE
OR CONCURRENT STRICT LIABILITY IMPOSED ON DPI, ITS AFFILIATES, PARTNERS, EMPLOYEES OR AGENTS WITHOUT FAULT.

         7. NOTICES. All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

         To the Company:

         NOW Holdings, Inc.
         5555 San Felipe
         Houston, TX 77056
         Attn:   Chief Executive Officer

         To DPI:

         Duff & Phelps/Inverness LLC
         666 Steamboat Road
         Greenwich, CT 06830
         Attn:  W. McComb Dunwoody

         with a copy to:

         Vinson & Elkins L.L.P.
         2300 First City Tower
         1001 Fannin Street
         Houston, TX 77002-6760
         Attn: John S. Watson





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         8.      ASSIGNMENT.  Neither party may assign any obligations
hereunder to any other party without the prior written consent of the other party; such consent shall not be unreasonably withheld; provided, however, that DPI may assign its rights and obligations under this Agreement to any of its affiliates or successors without the consent of the Company.

         9. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

         10. COUNTERPARTS. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

         11. ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Connecticut.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                        NOW HOLDINGS, INC.


                                        By /s/ JOEL V. STAFF
                                           ------------------------------------
                                           Joel V. Staff
                                           Chief Executive Officer

                                        DUFF & PHELPS\INVERNESS LLC


                                        By /s/ W. MCCOMB DUNWOODY
                                           ------------------------------------
                                           W. McComb Dunwoody
                                           President





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